                                                                    Exhibit 3.1



                    CERTIFICATE OF ELIMINATION WITH RESPECT
                        TO THE PREFERRED STOCK, SERIES B
                                       OF
                             STC BROADCASTING, INC.

                           PURSUANT TO SECTION 151(g)

         In accordance with Section 151(g) of the General Corporation Law of the State of Delaware, STC Broadcasting, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions with respect to its Preferred Stock, Series B were duly adopted by the Corporation's Board of Directors:

         WHEREAS, pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Corporation duly filed a Certificate of Designation of the Powers Preferences and Relative, Participating, Optional and other Special Rights of the Preferred Stock, Series B, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation") with the Secretary of State of the State of Delaware on February 5, 1999, with respect to its Preferred Stock, Series B par value $0.01 per share (the "Preferred Stock, Series B"); and

         WHEREAS, there are no shares of Preferred Stock, Series B outstanding, nor will any more be issued subject to the Certificate of Designation.

         NOW, THEREFORE, BE IT RESOLVED, that no shares of the Corporation's Preferred Stock, Series B are outstanding and that no shares of the Preferred Stock, Series B will be issued subject to the Certificate of Designation previously filed with respect to the Preferred Stock, Series B: and

         RESOLVED FURTHER, that the officers of the Corporation are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation's Restated Certificate of Incorporation all matters set forth in the Certificate of Designation with respect to the Preferred Stock, Series B.

         IN WITNESS WHEREOF, STC Broadcasting, Inc. has caused this certificate to be executed by the undersigned as of this 28th day of December, 1999.

                                          STC BROADCASTING, INC.

                                          By: /s/ David A. Fitz
                                             ----------------------------------
                                          Name:   David A. Fitz
                                          Title:  Executive Vice President

         IN WITNESS WHEREOF, STC Broadcasting, Inc has caused this Certificate to be signed by the undersigned, its Secretary, this 28th day of December, 1999.

                                          STC BROADCASTING, INC.

                                          By: /s/ David A. Fitz
                                             ----------------------------------
                                          Name:   David A. Fitz
                                          Title:  Secretary